EXHIBIT 32.1

                     CERTIFICATION UNDER SECTION 906 OF THE
                          SARBANBES - OXLEY ACT OF 2002

In connection with the Amendment No. 3 to the Annual Report of US Energy Systems Inc (the "Company") on Form 10-K for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Asher E. Fogel
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Asher E. Fogel                                           Dated: October 31, 2005
Chief Executive Officer
(Principal Executive Officer)


/s/ Richard J. Augustine                                 Dated: October 31, 2005
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Richard J. Augustine
Chief Accounting Officer
(Principal Accounting and Financial Officer)